Exhibit 99.1

NEWS RELEASE

CONTACT:	Investor Relations	Corporate Communications
	435.634.3200	435.634.3553
	Investor.relations@skywest.com	corporate.communications@skywest.com

SkyWest, Inc. Announces Fourth Quarter and Annual 2020 Results

Fourth Quarter and Annual Results

•	Q4 2020 pre-tax loss of $59 million, net loss of $46 million, or $0.93 loss per share
•	Full year 2020 pre-tax loss of $7 million, net loss of $9 million, or $0.17 loss per share
•	Full year 2020 revenue of $2.1 billion, down 28% from 2019 due to COVID-19
•	As previously announced:
o	Acquired 21 used CRJ700 aircraft and placed the aircraft under lease with a United Express operator during Q4
o	Took delivery of four new E175 aircraft during Q4 under a flying contract with Delta Air Lines

ST. GEORGE, UTAH, February 4, 2021 -- SkyWest, Inc. (NASDAQ: SKYW) (“SkyWest”) today reported financial and operating results for Q4 2020, including a net loss of $46 million, or $0.93 loss per share, compared to net income of $73 million, or $1.43 per diluted share, for Q4 2019. SkyWest also reported a net loss of $9 million, or $0.17 loss per share, for the 2020 year, compared to net income of $340 million, or $6.62 per diluted share, for the 2019 year. The primary factor in SkyWest’s lower results in 2020 compared to 2019 was reduced flight schedules and lower demand resulting from the COVID-19 pandemic.

Commenting on the results, Chip Childs, Chief Executive Officer of SkyWest, said, “The past year has challenged our industry, our business, and our people beyond what anyone could have anticipated, and we responded quickly and aggressively to protect our people, our partners, and our business. I’m incredibly proud of the SkyWest team’s great work and the flexibility they continue to demonstrate. We believe we’re in a strong position to play a key role in the industry’s recovery and we remain committed to positioning SkyWest for future success.”

Financial Results

Revenue was $590 million in Q4 2020, down from $744 million in Q4 2019, or 21%, due to the COVID-19 pandemic that caused a significant reduction in the number of scheduled flights SkyWest operated under its flying agreements compared to the same period last year. Sequentially, revenue in Q4 2020 was up from $457 million Q3 2020, or 29%, due to improvements in demand for our scheduled flights. Total block hours in Q4 2020 were down 27% from Q4 2019 and up 20% from Q3 2020.

SkyWest deferred recognizing revenue on $12 million of fixed monthly payments received during Q4 2020, down from $30 million and $69 million that was deferred in Q3 2020 and Q2 2020, respectively. SkyWest will recognize the deferred revenue from the fixed monthly payments on a per completed flight basis over the remaining contract term.

Operating expenses were $617 million in Q4 2020, relatively flat from $618 million in Q4 2019. The reduction in direct operating costs associated with fewer flights operated compared to the same period last year was offset by an increase in maintenance expense on our CRJ200 and CRJ700 fleets and depreciation expense on our CRJ200 fleet. Operating expenses in Q4 2020 were up from $383 million in Q3 2020. The Q3 2020 operating expenses reflected a reduction of $190 million in connection with the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) payroll support grant received by SkyWest compared to $3 million in Q4 2020.

Capital and Liquidity

SkyWest had $826 million in cash and marketable securities at December 31, 2020, up from $822 million at September 30, 2020 and $520 million at December 31, 2019.

SkyWest has $665 million available under its $725 million, five-year secured loan facility with the U.S. Treasury Department (“Treasury”) under the CARES Act. SkyWest has until May 28, 2021 to borrow additional amounts under the facility.

SkyWest has a $75 million line of credit facility with approximately $35 million of letters of credit issued under the facility and $40 million available under the line at December 31, 2020.

As previously announced, SkyWest entered into a payroll support program extension agreement with Treasury in January 2021 to receive a total of approximately $233 million under the Consolidated Appropriations Act of 2021. SkyWest received half of the $233 million in January 2021 and expects to receive the second half in February 2021. In consideration for the funding, approximately $40 million will be in the form of a ten-year, low interest unsecured term loan, and SkyWest will issue to Treasury warrants to purchase approximately 98,815 shares of SkyWest common stock at a strike price of $40.41.

During 2020, SkyWest received $450 million under the payroll support program with Treasury under the CARES Act. In consideration for the funding, $105 million was in the form of a ten-year, low interest unsecured term loan. SkyWest recognized the $345 million in grant proceeds as a reduction to expense during the 2020 year, of which $3 million was recognized in Q4 2020.

Total debt at December 31, 2020 was $3.2 billion, up from $3.1 billion at September 30, 2020 and $3.0 billion at December 31, 2019. Capital expenditures during Q4 2020 included $230 million for the purchase of four new E175 aircraft and 22 used CRJ700 aircraft and $28 million for other maintenance assets. SkyWest issued $205 million in debt to acquire the E175 and CRJ700 aircraft in Q4 2020.

Status Update on Previously Announced Deals

SkyWest is coordinating with its major airline partners to optimize the timing of upcoming fleet deliveries under previously announced deals in response to COVID-19 schedule reductions. The anticipated future delivery dates summarized below are based on currently available information and are subject to change.

Flying contract with Delta Air Lines (“Delta”)

•	Four new E175 aircraft financed by SkyWest were delivered in Q4 2020
•	One new CRJ900 aircraft to be financed by Delta and operated by SkyWest is scheduled for delivery in 2021

Flying contract with American Airlines (“American”) for 20 E175 aircraft

•	18 aircraft deliveries are anticipated in the second half of 2021 and two deliveries are expected in 2022. The aircraft are scheduled to be placed into service in 2022.
•	SkyWest anticipates financing the aircraft through debt

Flying contract with American for CRJ700 aircraft

•	SkyWest has 65 CRJ700 aircraft in service with American as of December 31, 2020
•	SkyWest anticipates placing 25 additional CRJ700 aircraft into service with American ratably throughout 2021
•	SkyWest anticipates using its own aircraft not currently under contract with a partner to fulfill this agreement

Flying contract with Delta for CRJ200 aircraft

SkyWest’s capacity purchase agreement with Delta for CRJ200 aircraft expired at the end of 2020 and was not extended. SkyWest has no outstanding financing obligations on the CRJ200 aircraft removed from the Delta contract and these aircraft are fully depreciated. SkyWest’s prorate flying arrangement for CRJ200 aircraft with Delta did not terminate as of December 31, 2020.

About SkyWest

SkyWest, Inc. is the holding company for SkyWest Airlines and SkyWest Leasing, an aircraft leasing company. SkyWest Airlines has a fleet of over 400 aircraft connecting passengers to over 250 destinations throughout North America. SkyWest Airlines operates through partnerships with United Airlines, Delta Air Lines, American Airlines and Alaska Airlines carrying more than 21 million passengers in 2020 and 43 million passengers in 2019.

SkyWest will host its conference call to discuss its fourth quarter 2020 results today, February 4, 2021, at 2:30 p.m. Mountain Time. The conference call number is 1-877-418-5293 for domestic callers, 1-866-605-3852 for Canada callers and 1-412-717-9593 for other international callers. Please call up to ten minutes in advance to ensure you are connected prior to the start of the call. The conference call will also be available live on the Internet at https://www.webcaster4.com/Webcast/Page/1088/39619. This press release and additional information regarding SkyWest, including access information for the digital rebroadcast of the fourth quarter 2020 results call, participation at investor conferences and investor presentations can be accessed at inc.skywest.com.

Forward Looking-Statements

In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “forecasts,” "expects," "intends," "believes," "anticipates," “estimates,” "should," "likely" and similar expressions identify forward-looking statements. Such statements include, but are not limited to, statements about the expected terms, timing and benefits of the Consolidated Appropriations Act of 2021 funding, the ability to draw down loan amounts under its facility pursuant to the CARES Act and its line of credit, the impact of the COVID-19 outbreak on SkyWest’s business, financial condition and results of operations, the scheduled aircraft deliveries for SkyWest Airlines in upcoming years, and related removal from service and/or placement into service of certain aircraft, SkyWest’s coordination with major airline partners to optimize the delivery of aircraft under previously announced deals, the expected terms, timing and benefits related to SkyWest’s leasing and joint venture transactions, as well as SkyWest’s future financial and operating results, plans, objectives, expectations, estimates, intentions and outlook, and other statements that are not historical facts. All forward-looking statements included in this release are made as of the date hereof and are based on information available to SkyWest as of such date. SkyWest assumes no obligation to update any forward-looking statements unless required by law. Readers should note that many factors could affect the future operating and financial results of SkyWest and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release. These factors include, but are not limited to, uncertainties regarding the impact of the Consolidated Appropriations Act of 2021 funding and CARES Act funding and loans on SkyWest’s business and operations, the uncertainty of the duration, scope and impact of COVID-19, a further spread or worsening of COVID-19, the consequences of the COVID-19 outbreak to economic conditions, the travel industry and our major partners in general and the financial condition and operating results of SkyWest in particular, the prospects of entering into agreements with existing or other carriers to fly new aircraft, ongoing negotiations between SkyWest and its major partners regarding their contractual obligations, uncertainties regarding operation of new aircraft, the ability to attract and retain qualified pilots, the impact of regulatory issues such as pilot rest rules and qualification requirements, and the ability to obtain aircraft financing.

Actual operational and financial results of SkyWest will likely also vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of other reasons, including, in addition to those identified above: the existing global COVID-19 pandemic and the outbreak of any other disease or similar public health threat that affects travel demand or travel behavior; the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel, including related to the duration and impact of the COVID-19 pandemic, and related decreases in customer demand and spending; the financial stability of SkyWest’s major partners and any potential impact of their financial condition on the operations of SkyWest; fluctuations in flight schedules, which are determined by the major partners for whom SkyWest conducts flight operations; variations in market and economic conditions; significant aircraft lease and debt commitments; estimated useful life of long-lived assets, residual aircraft values and related impairment charges; labor relations and costs; the impact of global instability; rapidly fluctuating fuel costs, and potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause SkyWest’s actual results to differ materially from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Additionally, the risks, uncertainties and other factors set forth above or otherwise referred to in the reports that the Company files with the Securities and Exchange Commission may be further amplified by the global impact of the COVID-19 pandemic.

SkyWest, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Dollars and Shares in Thousands, Except per Share Amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
OPERATING REVENUES
Flying agreements	$569,889	$725,092	$2,060,801	$2,889,265
Lease, airport services and other	19,748	18,499	66,305	82,698
Total operating revenues	589,637	743,591	2,127,106	2,971,963

OPERATING EXPENSES
Salaries, wages and benefits	212,214	248,978	826,109	1,001,746
Aircraft maintenance, materials and repairs	187,335	137,741	618,989	514,313
Depreciation and amortization	110,146	95,168	474,959	368,098
Airport-related expenses	23,694	29,600	93,886	118,837
Aircraft rentals	15,779	16,158	65,316	71,998
Aircraft fuel	15,864	31,546	61,739	119,115
CARES Act payroll support grant	(3,353)	-	(345,491)	-
Special items	-	-	-	21,869
Other operating expenses	55,627	59,095	222,797	243,729
Total operating expenses	617,306	618,286	2,018,304	2,459,705
OPERATING INCOME (LOSS)	(27,669)	125,305	108,802	512,258
OTHER INCOME (EXPENSE)
Interest income	227	3,051	5,879	14,131
Interest expense	(31,893)	(30,871)	(123,173)	(127,755)
Other income (expense), net	(40)	304	1,165	47,671
Total other income (expense), net	(31,706)	(27,516)	(116,129)	(65,953)

INCOME (LOSS) BEFORE INCOME TAXES	(59,375)	97,789	(7,327)	446,305
PROVISION (BENEFIT) FOR INCOME TAXES	(12,925)	25,262	1,188	106,206
NET INCOME (LOSS)	$(46,450)	$72,527	$(8,515)	$340,099

BASIC EARNINGS (LOSS) PER SHARE	$(0.93)	$1.44	$(0.17)	$6.68
DILUTED EARNINGS (LOSS) PER SHARE	$(0.93)	$1.43	$(0.17)	$6.62

Weighted average common shares
Basic	50,181	50,395	50,195	50,932
Diluted	50,181	50,796	50,195	51,375

SkyWest, Inc. and Subsidiaries

Summary of Consolidated Balance Sheets

(Dollars in Thousands)

(Unaudited)

	December 31, 2020	December 31, 2019
Cash and marketable securities	$825,908	$520,172
Other current assets	156,894	240,174
Total current assets	982,802	760,346
Property and equipment, net	5,330,423	5,345,823
Deposit on aircraft	31,625	48,858
Other long-term assets	542,772	502,102
Total assets	$6,887,622	$6,657,129

Current portion, long-term debt	$402,158	$364,126
Other current liabilities	539,564	560,550
Total current liabilities	941,722	924,676

Long-term debt, net of current maturities	2,801,538	2,628,989
Other long-term liabilities	1,004,817	928,450
Stockholders' equity	2,139,545	2,175,014
Total liabilities and stockholders’ equity	$6,887,622	$6,657,129

SkyWest, Inc. and Subsidiaries

Additional Operational Information (unaudited)

SkyWest’s fleet in scheduled service by aircraft type:

	December 31, 2020	September 30, 2020	December 31, 2019
E175 aircraft	193	189	156
CRJ900 aircraft	39	39	43
CRJ700 aircraft	90	86	94
CRJ200 aircraft	130	134	190
Total aircraft in service	452	448	483

As of December 31, 2020, SkyWest leased two CRJ200s, 34 CRJ700s and five CRJ900s to third parties (these aircraft are excluded from the table above).

Selected operational data:

	Three months ended December 31,				Twelve months ended December 31,
	2020	2019	Change		2020	2019	Change
Block hours by aircraft type:
E175s	124,081	133,232	(6.9)%		435,557	529,008	(17.7)%
CRJ900s	21,426	30,872	(30.6)%		66,640	124,860	(46.6)%
CRJ700s	56,313	74,151	(24.1)%		200,860	298,599	(32.7)%
CRJ200	65,708	130,046	(49.5)%		270,281	511,938	(47.2)%
Total block hours	267,528	368,301	(27.4)%		973,338	1,464,405	(33.5)%

Departures	157,726	214,299	(26.4)%		585,257	842,098	(30.5)%
Adjusted flight completion	99.9%	99.9%	NC		99.9%	99.9%	NC
Raw flight completion	99.3%	98.4%	0.9	pts	97.8%	97.9%	(0.1	) pts
Passengers carried	5,672,695	11,093,800	(48.9)%		21,255,931	43,660,766	(51.3)%
Passenger load factor	55.5%	82.2%	(26.7	) pts	56.4%	82.3%	(25.9	) pts
Average trip length	515	496	3.9%		500	500	NC

Adjusted flight completion percent excludes weather cancellations. Raw flight completion includes weather cancellations.